UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Smithtown Avenue, Ronkonkoma, New York 11779

(Address of principal executive offices) (zip code)

(631) 981-2400

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 18, 2010, API Technologies Corp. (the “Company”) accepted the resignation of Martin Moskovits, Chief Technology Officer, effective April 2, 2010 (the “Effective Date”). In connection with Mr. Moskovits resignation, the Company entered into an agreement pursuant to which the Company agreed to pay Mr. Moskovits a lump sum amount of $100,000. The Company also agreed to a three month extension of the expiration date of 200,000 options to purchase shares of common stock held by Mr. Moskovits. Those options will expire six months after the Effective Date instead of three months after the Expiration Date, as provided in the original option agreements.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Agreement and Release

10.2	First Amendment to Non-Statutory Stock Option Agreement

10.3	First Amendment to Non-Statutory Stock Option Agreement

99.1	Press Release dated March 18, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010

API TECHNOLOGIES CORP.

By:	/s/ Stephen Pudles
Stephen Pudles
Chief Executive Officer